                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
(TO THE PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED MARCH
                                   12, 1998)
                                     PROSPECTUS NUMBER: 1685


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $20,000,000


CUSIP NUMBER:            59018S D92


INTEREST RATE:           6.41000%


ORIGINAL ISSUE DATE:     April 16, 1998


STATED MATURITY DATE:    April 16, 2008


INTEREST PAYMENT DATES:  Each April 16th and October 16th, commencing on October 16, 1998 through the Stated Maturity Date, subject to Following Business Day
                         Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   April 13, 1998

